THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
720 EAST WISCONSIN AVENUE, MILWAUKEE, WI 53202

LIFE APPLICATION
(Page 1 of 7)

INDIVIDUAL LIFE INSURANCE APPLICATION

☐ Companion Policy

Has an application or informal inquiry ever been made to Northwestern Mutual for annuity, life, long-term care or disability insurance on the life of the Insured? .... ☐ Yes ☐ No If "Yes," the last policy number related to that application or inquiry is: ____________________

1. INSURED

A. LEGAL NAME FIRST | M.I. | LAST *(Include maiden name in parentheses.)* | LINEAGE (e.g., Sr., Jr.) | ☐ Male ☐ Female

B. BIRTHDAY *(MM/DD/YYYY)* | C. STATE OF BIRTH (or Foreign Country) | D. TAXPAYER ID NUMBER

E. ADDRESS OF PRIMARY RESIDENCE | CITY | STATE | ZIP CODE

F. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No | G. E-MAIL ADDRESS

2. APPLICANT

Select ONLY ONE: ☐ Insured at Insured's Address **OR** ☐ Other *(Complete A-J)*

A. LEGAL NAME FIRST | M.I. | LAST | LINEAGE (e.g., Sr., Jr.) | ☐ Male ☐ Female

OR BUSINESS NAME/TRUST NAME

B. TYPE OF BUSINESS/TRUST
☐ Corporation (If Bank FDIC # ______) ☐ Partnership ☐ Revocable or ☐ Irrevocable Trust Type of Trust: ☐ Personal ☐ Business
☐ Other type of Business ____________________

C. TRUST DATE *(MM/DD/YYYY) (If applicable)* | D. NAME OF TRUSTEE(S) *(If applicable)*

E. RELATIONSHIP TO INSURED | F. BIRTHDATE *(MM/DD/YYYY) (If applicable)* | G. TAXPAYER ID NUMBER

H. MAILING ADDRESS ☐ Insured's Address | CITY | STATE | ZIP CODE

I. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No | J. E-MAIL ADDRESS

3. OWNER - Complete Personal or Business/Trust Information.

Select ONLY ONE: ☐ Insured *(Complete E)* ☐ Applicant *(Complete E)* ☐ Other *(Complete Personal **or** Business/Trust)* **OR**
☐ See attached Owner form/letter

PERSONAL

A. LEGAL NAME FIRST | M.I. | LAST | LINEAGE *(e.g., Sr., Jr.)* | ☐ Male ☐ Female

B. RELATIONSHIP TO INSURED | C. BIRTHDATE *(MM/DD/YYYY)* | D. TAXPAYER ID NUMBER

E. MAILING ADDRESS ☐ Insured's Address ☐ Applicant's Address **OR** | CITY | STATE | ZIP CODE

F. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No | G. E-MAIL ADDRESS

BUSINESS/TRUST

H. BUSINESS NAME/TRUST NAME

I. TYPE OF BUSINESS/TRUST
☐ Corporation (If Bank FDIC #______) ☐ Partnership ☐ Revocable or ☐ Irrevocable Trust Type of Trust: ☐ Personal ☐ Business
☐ Other type of Business ____________________

J. TAXPAYER ID NUMBER | K. TRUST DATE *(MM/DD/YYYY) (If applicable)* | L. NAME OF TRUSTEE(S) *(If applicable)*

M. MAILING ADDRESS | CITY | STATE | ZIP CODE

N. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No | O. E-MAIL ADDRESS

90-1 LI (0119) REV

90-0001-72 NEW YORK

LIFE APPLICATION (Page 2 of 7) 4. SUCCESSOR OWNER —Complete this section when the Owner named above is an individual who is not the Insured. If a Successor Owner is not named in the designated section below, the Successor Owner will be the Insured. Note: If a Successor Owner is not named or is ineligible to become the Owner, the ownership of the insurance will transfer to the Owner’s estate if the Owner dies before the Insured. A. If the Owner dies before the Insured, the Successor Owner will be (NAME) , (RELATIONSHIP TO INSURED) . If both the Owner and Successor Owner die before the Insured, the Insured will become the Owner. B. The Insured will become the Owner (by way of automatic assignment) upon attaining the age of years. If the Owner dies before the Insured attains such age the Successor Owner will be (NAME) , (RELATIONSHIP TO INSURED) . Upon the Insured attaining such age or, if both the Owner and Successor Owner die before the Insured, the Insured will become the Owner. 5. PREMIUM PAYER Select ONLY ONE: Insured (Complete F) Applicant (Complete F) Owner (Complete F) OR Other (Complete A-H) A. LEGAL NAME FIRST M.I. LAST LINEAGE (e.g., Sr., Jr.) Male Female OR BUSINESS NAME B. TYPE OF BUSINESS Corporation (If Bank FDIC # ______) Partnership Other type of Business C. RELATIONSHIP TO INSURED D. BIRTHDATE (MM/DD/YYYY) (If applicable) E. TAXPAYER ID NUMBER F. MAILING ADDRESS Insured’s Applicant’s Owner’s OR CITY STATE ZIP CODE G. PHONE NUMBER: Home Business Mobile? Yes No H. E-MAIL ADDRESS 6. PREMIUM Prepaid: Premium Payment—Initial Premium Paid: $ OR Non-prepaid 7. CONDITIONAL LIFE INSURANCE AGREEMENT Has the premium for the policy(ies) applied for been given to the agent in exchange for the Conditional Life Insurance Agreement? Yes No Note: A Conditional Life Insurance Agreement should not be provided when the Applicant is only exercising an Additional Purchase Benefit with no underwritten increase. 8. POLICY INFORMATION – Submit one Application Supplement for each policy applied for. A. Number of Application Supplements being submitted: B. One option below must be selected: (Not applicable for Universal Life or Term insurance.) Do not activate the Automatic Premium Loan provision [(Policy will default to paid-up insurance.)] Activate the Automatic Premium Loan provision 90-1 LI (0119) REV 90-0001-72 NEW YORK

LIFE APPLICATION
(Page 3 of 7)

9. BENEFICIARY

☐ **TRUST FOR MINOR BENEFICIARY(IES)** – Check this box if the Owner wishes to use form 90-1197-01, Trust for Minor Beneficiary(ies) to establish a trust for any minor beneficiaries named in Section **A** and/or **B** below.

☐ **SEE ATTACHED BENEFICIARY FORM/LETTER** *(To be used when none of the choices below are suitable for the intended designation.)*

A. DIRECT BENEFICIARY(IES)

Check this box ☐ if the **Direct Beneficiary should be the same as the Owner OR** complete Personal or Business/Trust information below.

PERSONAL

NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*		TAXPAYER ID NUMBER	
ADDRESS or ☐ SAME ADDRESS AS INSURED			CITY	STATE / ZIP CODE
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	EMAIL ADDRESS			

NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*		TAXPAYER ID NUMBER	
ADDRESS or ☐ SAME ADDRESS AS INSURED			CITY	STATE / ZIP CODE
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	EMAIL ADDRESS			

Check box below to include all children of the Insured ***born or adopted after the application date*** *as direct beneficiaries. To include children of the Insured* ***born or adopted on or before the application date*** *as direct beneficiaries,* ***they must be individually named above.***

☐ And all *(other)* children of the Insured born or adopted after the application date.

OR

BUSINESS/TRUST

BUSINESS NAME	TYPE OF BUSINESS ☐ Corporation ☐ Partnership ☐ Other________
TRUST NAME	TYPE OF TRUST ☐ Revocable ☐ Irrevocable
TRUSTEE NAME(S)	DATE OF TRUST *(MM/DD/YYYY)*

AND

TAXPAYER ID NUMBER	PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS		
ADDRESS		CITY	STATE	ZIP CODE

B. CONTINGENT BENEFICIARY(IES)

NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*		TAXPAYER ID NUMBER	
ADDRESS or ☐ SAME ADDRESS AS INSURED			CITY	STATE / ZIP CODE
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	EMAIL ADDRESS			

NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*		TAXPAYER ID NUMBER	
ADDRESS or ☐ SAME ADDRESS AS INSURED			CITY	STATE / ZIP CODE
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	EMAIL ADDRESS			

(Beneficiary Section continued on next page)

90-1 LI (0119) REV

90-0001-72 NEW YORK

LIFE APPLICATION
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OR

TRUST NAME			TYPE OF TRUST ☐ Revocable ☐ Irrevocable
TRUSTEE NAME(S)			DATE OF TRUST *(MM/DD/YYYY)*
TAXPAYER ID NUMBER	PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No		E-MAIL ADDRESS
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE

Check box 1 to include all children of the Insured ***born or adopted after the application date*** *as contingent beneficiaries. To include children of the Insured* ***born or adopted on or before the application date*** *as contingent beneficiaries,* ***they must be individually named above.***

☐ 1. And all *(other)* children of the Insured born or adopted after the application date.

Check box 2 to include all brothers and sisters of the Insured ***born or adopted after the application date*** *as contingent beneficiaries. To include brothers and sisters of the Insured* ***born or adopted on or before the application date*** *as contingent beneficiaries,* ***they must be individually named above.***

☐ 2. And all *(other)* brothers and sisters of the Insured born of the marriage of or legally adopted by ______________________ and ______________________ after the application date but before the Insured's death.

10. ADDITIONAL PURCHASE BENEFIT (APB) – Complete this section if exercising an APB option. Note: Tobacco Questionnaire may be required.

A. List the policy number(s) and amount(s) for each option being exercised.

Policy 1: ______________ ☐ Regular $ ______________ ☐ Advance $ ______________

Policy 2: ______________ ☐ Regular $ ______________ ☐ Advance $ ______________

B. If Advance Purchase, the event is: ☐ Marriage ☐ Birth of Child **OR** ☐ Adoption of Child

Date of marriage, birth or final decree of adoption: ______________________ *(MM/DD/YYYY)*

C. Is the amount applied for more than the additional purchase benefit available? .... ☐ Yes ☐ No

If "Yes," what is the excess amount to be underwritten $______________

D. APB OPTION WITH UNDERWRITTEN INCREASE IN AMOUNT - If the increase cannot be issued in the same underwriting classifications as the original policy and the increased amount meets policy minimums, should two policies be issued with one policy exercising the APB option and a separate policy in the underwriting classification for which the Insured qualifies? If "No," the policy will be issued for the amount of the Additional Purchase Benefit option only.................... ☐ Yes ☐ No

11. REQUESTED POLICY DATE – If more than one Application Supplement accompanies this application, all policies associated with this application will have the same policy date.

Select ONE dating option:

Prepaid / Non-prepaid

☐ Specified future date ______________ (Short term premiums apply for prepaid applications.)

☐ Date to Save Age (Premiums due and any other applicable charges are based on policy date.)

☐ Backdate to *(30 days or less* ***only****)* ______________ (Premiums due and any other applicable charges are based on policy date.)

If no option is selected, no special dating will be applied.

12. INSURANCE HISTORY

A. Has the Insured ever had life, disability, health, or long-term care insurance declined, rated, modified, issued with an exclusion rider, cancelled, rescinded, or not renewed? If "Yes," explain in Remarks .... ☐ Yes ☐ No

B. Does the Insured have any existing or pending life insurance (including group coverage) with companies **other than** Northwestern Mutual? If "Yes," complete the table below .... ☐ Yes ☐ No

INSURANCE COMPANY (EXCLUDING NORTHWESTERN MUTUAL)	AMOUNT OF INSURANCE	PENDING (P) OR IN FORCE (I)	PERSONAL (P), BUSINESS (B), OR TRUST (T) COVERAGE
	$		
	$		
	$		
	$		

REMARKS:

90-1 LI (0119) REV

90-0001-72 NEW YORK

LIFE APPLICATION (Page 5 of 7) 13. REPLACEMENT You will receive and complete the Definition of Replacement form and if any of the questions on the form are answered “Yes,” this is a replacement of life insurance or an annuity and: The Agent will: Notify Northwestern Mutual and the other company(ies) whose policy(ies) or contract(s) is/are being replaced (“the Other Company”) of the proposed replacement. Submit a list of the policy(ies) or contract(s) to be replaced to the Other Company, requesting the information needed to complete the Disclosure Statement. Present you with the Important Notice Regarding Replacement or Change of Life Insurance Policies or Annuity Contracts and a completed Disclosure Statement, and provide copies of such forms to both you and the home office. Submit copies of all sales materials to both you and the home office. You must answer question A below. A. Is this insurance intended to: 1. Replace Northwestern Mutual insurance or annuity? Yes No 2. Replace insurance or annuity of other companies? Yes No 3. Result in a 1035 exchange? Yes No 14. INSURED HISTORY INFORMATION A. What is your marital status? Single, Widowed or Divorced Married B. Are you a U.S. citizen or do you have a permanent resident visa (i.e., green card)? If “No,” complete 1, 2 & 3 Yes No 1. What is your country of citizenship? 2. What type of visa do you have (B-1, H-1B, J-1, etc.)? Visa Number 3. How long have you resided in the U.S.? C. Do you have plans to leave the U.S. for travel or residence in the next 2 years? If “Yes,” provide details below Yes No CITY AND COUNTRY DATE OF TRAVEL/RESIDENCE DURATION OF TRAVEL/RESIDENCE PURPOSE OF TRIP QUESTIONS D THROUGH M ARE NOT REQUIRED IF THE INSURED IS UNDER AGE 16. D. What is your occupation? E. 1. Who is your employer? 2. How long with this employer? F. 1. What is your annual earned income as most recently reported to the IRS? Salary (or IRS Schedule C net profit or loss, if a sole proprietor) $ Bonus $ Other $ Explain: 2. What is your net worth, if it is >$1,000,000 $ Financial Supplement forms, Business Life Insurance 90-8C and Personal Life Insurance 90-8D may be required based on age and amount requirements. G. In the past 5 years, have you filed bankruptcy? If “Yes,” provide details below Yes No TYPE OF BANKRUPTCY (CHAPTER) DATE FILED DATE DISCHARGED H. Are you a member of, or have you entered into a written agreement to become a member of any branch of the Armed Forces or reserve military unit? If “Yes,” complete Aviation and Military Supplement, 90-5. Yes No I. Other than as a passenger on a regularly scheduled commercial flight, have you flown within the past 2 years or do you have plans to fly in the next 2 years? If “Yes,” complete Aviation and Military Supplement, 90-5. Yes No J. In the past 2 years, have you participated in or do you have plans to participate in the next 2 years in any of the following: motor sports or racing (automobile, motorcycle, boat, go-cart, snowmobile); scuba diving; aeronautics (skydiving, hang gliding, paragliding); bungee or BASE jumping; mountain, rock, or ice climbing; rodeos; boxing, wrestling, or mixed martial arts? If “Yes,” complete Avocation Supplement, 90-6. Yes No K. What is your driver’s license number and state issued? Driver’s License Number: State Issue: (Insured History Information Section continued on next page) 90-1 LI (0119) REV 90-0001-72 NEW YORK

LIFE APPLICATION (Page 6 of 7) L. In the past 5 years, have you: 1. Been involved in an accident? Yes No AND/OR 2. Been convicted of: Driving while impaired or intoxicated Reckless driving Driving with a suspended or revoked license Speeding Careless, negligent, inattentive or distracted driving Other driving violations No driving violations Provide details for each driving violation: TYPE OF VIOLATION AND/OR DETAILS OF ACCIDENT DATE (SPEEDING, RECKLESS DRIVING, DRIVING WHILE INTOXICATED, ETC.) M. Do you have any pending criminal charges or have you ever been convicted of any criminal charges: Felony Misdemeanor No criminal charges pending Provide details for each offense: OFFENSE DATE OF PAROLE DATE CITY/COUNTY/STATE (PLEASE ALSO NOTE IF FELONY TIME OR PROBATION OR MISDEMEANOR) SERVED TERMINATION CONSENT, DECLARATION AND AGREEMENTS The Insured consents to this application, and each signer has read the application and all statements and answers that pertain to them and declares that the statements and answers are correctly recorded, complete and true to the best of their knowledge and belief. Statements and answers in this application are representations and not warranties. It is agreed that: 1. If the premium is not paid when the application is signed, no insurance will be in effect. The insurance will take effect at the time the policy is delivered, and the premium is paid, if the Insured is living at the time. 2. If the premium is paid when the application is taken, no insurance will be in effect except as provided in the Conditional Life Insurance Agreement or by the automatic term insurance provided when exercising the Additional Purchase Benefit. 3. If the policy is issued in an extra premium class, extended term insurance can be in force only if (a) the Company gives its consent or (b) the loan value is not large enough to grant a premium loan. If a premium is not paid within the grace period and, due to operation of the foregoing sentence, extended term insurance cannot be in force, paid-up insurance will be selected. (Not applicable for Universal Life.) 4. No agent is authorized to make or alter contracts or to waive any of the Company’s rights or requirements. AUTHORIZATION I authorize The Northwestern Mutual Life Insurance Company, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application, to verify information in this application, and for other purposes as allowed by law. This information will include: (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) occupation; (e) income and financial history; (f) planned future foreign travel; (g) avocations; (h) driving record; (i) other personal characteristics; and (j) other insurance. This authorization extends to information on the use of alcohol, drugs and tobacco; the diagnosis or treatment of HIV (AIDS virus) infection and sexually transmitted diseases; and the diagnosis and treatment of mental illness. However, this authorization may not be used to request psychotherapy notes or drug and alcohol treatment records. During the time this authorization is valid it extends to information required to determine eligibility for benefits under any policy issued as a result of this application. I authorize any person, including any physician, health care professional, hospital, clinic, medical facility, government agency including the Veterans and Social Security Administrations, the MIB, Inc., employer, business associates, consumer reporting agency, banker, accountant, tax preparer, or other insurance company, to release information about me to The Northwestern Mutual Life Insurance Company or its representatives on receipt of this authorization. The Northwestern Mutual Life Insurance Company or its representatives may release this information about me to certified translators, to reinsurers, to the MIB, Inc., or to another insurance company to whom I have applied or to who a claim has been made. No other release may be made except as allowed by law or as I further authorize. I have read and received a copy of the MIB, Inc. and Fair Credit Reporting Act notices. I authorize The Northwestern Mutual Life Insurance Company to obtain an investigative consumer report on me. I request to be interviewed if an investigative consumer report is done. This authorization is valid for 24 months from the date it is signed or for the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery, whichever period is shorter. A copy of this authorization is as valid as the original and will be provided on request. I understand that I have the right to revoke this Authorization in writing, at any time, by sending a written request for revocation to The Northwestern Mutual Life Insurance Company at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Vice President New Business. 90-1 LI (0119) REV 90-0001-72 NEW YORK

LIFE APPLICATION (Page 7 of 7) TAXPAYER IDENTIFICATION NUMBER (TIN) CERTIFICATION Under penalties of perjury, the Owner (and/or payee) certifies that: (1) the number shown on this form is the Owner’s correct taxpayer identification number (or is waiting for a number to be issued), and (2) the Owner is not subject to backup withholding because: (a) the Owner is exempt from backup withholding, or (b) the Owner has not been notified by the Internal Revenue Service (IRS) that they are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Owner that they are no longer subject to backup withholding, and (3) the Owner is a U.S. person, which includes: a U.S. citizen or U.S. resident alien; a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; an estate (other than a foreign estate); or a domestic trust (as defined in 26 CFR § 301.7701-7), and (4) the Owner is exempt from FATCA reporting because the Owner is not a foreign entity. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Item 2 does not apply if this box is checked. The agent represents Northwestern Mutual in connection with the placement of insurance policies and services provided on behalf of Northwestern Mutual. For selling insurance policies, the agent will receive compensation from Northwestern Mutual based in whole or in part on the insurance contract the agent sells. This compensation may vary depending on a number of factors, including the type and amount of the insurance contract and the overall volume of business placed by the agent. The applicant may obtain information about the compensation expected to be received based in whole or in part on the sale of this policy or others shown, by requesting such information from the agent. SIGNATURE(S) The signatures below apply to the application, Consent, Declaration and Agreements, Authorization and the Taxpayer Identification Number Certification. This application is to be attached to and made part of the policy. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of APPLICANT DATE signed by APPLICANT (MM/DD/YYYY) Signature of INSURED (If other than Applicant.) STATE where APPLICANT signed If Insured is under age 18, a Parent or Guardian signature is required. Signature of OWNER (If other than Insured/Applicant) Signature of LICENSED AGENT 90-1 LI (0119) REV 90-0001-72 NEW YORK